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                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. Amended and Restated 1990 Director Stock Option Plan of our report dated March 4, 1999 with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report on Form 10-K for the year ended January 30, 1999, filed with the Securities and Exchange Commission.



                                    /s/ ERNST & YOUNG LLP
                                    -------------------------
                                    ERNST & YOUNG LLP


Boston, Massachusetts
November 8, 1999